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                                                                   Exhibit 23.18


CONSENT OF INDEPENDENT AUDITORS


To the Partners of FrontierVision
Holdings, L.P.


We consent to the inclusion in the registration statement on Form S-4 of FrontierVision Holdings, L.P. and FrontierVision Holdings Capital Corporation of our report dated September 24, 1997, relating to the consolidated balance sheet of FrontierVision Holdings, L.P. and subsidiary as of September 18, 1997, included herein and to the reference to our firm under the heading "Experts" in the registration statement.


KPMG Peat Marwick LLP
Denver, Colorado
November 7, 1997


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